Amendment No. 1
                                       to

                                  Schedule 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

       INFORMATION STATEMENT PURSUANT TO SECTION 14 (C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Check the appropriate box:

[X]     Preliminary information statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d) (2))

[ ]     Definitive information statement


                                  DTOMI, INC.
                                  -----------
                (Name of Registrant as Specified in Its Charter)


[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14c-5 (g) and 0-11

(1)     Title of each class of securities to which transaction applies:
(2)     Aggregate number of securities to which transaction applies:
(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)     Proposed maximum aggregate value of transaction:
(5)     Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount Previously Paid:
(2)     Form, Schedule or Registration Statement No.:
(3)     Filing Party:
(4)     Date Filed:

                                   DTOMI, INC.
                              285B Lake View Blvd.
                              Cocoa, Florida 32926
                                 (321) 639-0914

                        ---------------------------------
                              INFORMATION STATEMENT
                        ---------------------------------


         This information statement is being mailed on or about ___________, 2001 to holders of record as of October 22, 2001 (the "Record Date") of shares of common stock, par value $0.001 per share ("Common Stock"), of Dtomi, Inc., a Nevada corporation (formerly Copper Valley Minerals Ltd., the "Company"). It is being furnished in connection with: (i) the adoption of an Agreement and Plan of Merger (the "Merger") by and among the Company, Dtomi Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and International Manufacturer's Gateway, a Delaware corporation ("IMG"); (ii) the appointment of two new directors to the Company's board of directors; (iii) an amendment to the Company's Articles of Incorporation changing the name of the Company to "Dtomi, Inc."; (iv) an amendment to the Company's Articles of Incorporation creating 25,000,000 shares a new class of stock entitled "blank check preferred stock"; (v) the adoption of the International Manufacturers Gateway, Inc. 2000 Stock Option Plan (the "IMG Plan"); and (vi) the adoption of a Dtomi, Inc. 2001 Stock Option Plan (the "Dtomi Plan").

         On October 22, 2001, the Company's board of directors recommended that the stockholders approve, with the exception of the appointment of new directors, the Merger, the amendments to the Company's Articles of Incorporation and the adoption of the IMG Plan and Dtomi Plan. On October 22, 2001, the holders of a majority of the outstanding shares of Common Stock approved, by written consent, the Merger, the amendments to the Company's Articles of Incorporation and the adoption of the IMG Plan and Dtomi Plan. Approval by the board of directors and by the holders of a majority of the outstanding shares of Common Stock is adequate under Nevada law to effect the amendment.

         The details of the Merger are set forth in this information statement. In summary, if the Merger is consummated, the following will occur at the time of closing of the Merger:

    o Holders of shares of IMG Common Stock will receive in the Merger the equivalent value per share in Merger Sub Shares.

    o IMG will survive the Merger Sub, and shares of IMG Common Stock will be exchangeable for Common Stock of the Company on a one-to-two basis.

    o At the closing of the Merger, the shareholders of IMG would be issued approximately 9,473,794 shares of the Company's common stock, so that they would own approximately 61% of the Company's issued and outstanding shares calculated on a post-closing basis.

         The Merger will become effective upon the filing of Articles of Merger with the Nevada Secretary of State, the amendments to the Company's Articles of Incorporation will become effective upon the filing of a Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State, which may be no earlier than 20 calendar days from the date of this information statement (the "Effective Date"). The adoption of the IMG Plan and Dtomi Plan will become effective on December 1, 2001. Please note, however, that the Articles of Merger and Certificate of Amendment of Articles of Incorporation will be filed at such time as is determined by the Board, in its sole discretion, and that Nevada law permits the Board to abandon the filing of the Articles of Merger and Certificate of Amendment without further action by the stockholders of the Company. Stockholders have no right under Nevada law or the Company's Articles of Incorporation to dissent from the amendment to the Articles of Incorporation to change the Company's name or the adoption of the IMG Plan and Dtomi Plan.

         Sections 92A.300 to 92A.500 of the Nevada Revised Statutes ("NRS") give stockholders, who have not consented to the Merger the right to be paid in cash the fair value of their shares of common stock of the Company as determined by the Board of Directors of the Company. In order to receive cash payment for their shares of common stock of the Company a dissenting shareholder must comply with the procedures specified by Section 92A.300 to 92A.500 of the NRS. See "Rights of Dissenting Shareholders."

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND US A PROXY. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

ELECTION OF NEW DIRECTORS

         The Bylaws of the Company give the Board of Directors the authority to determine the number of directors from one to twelve members, to increase or decrease the number of directors and to fill vacancies or eliminate vacancies by resolution of the Board of Directors. The Board of Directors has set the current number of directors at seven. The directors must receive a plurality of the votes cast for director. Richard Libutti, the Company's sole director, voted to elect Kevin Krause and Barry Goldberg to the Board of Directors. These two persons will be the only directors of the Company on the Effective Date.

         Mr. Krause, age 43, will upon the Effective Date become a member of the Board of Directors and the Company's Chief Executive Officer, President, Secretary and Treasurer. Mr. Krause was a co-founder of IMG, Inc., and served since May 1999 as the Company's Chief Marketing Officer, Vice President and Director and most recently as its President and CEO. He has over 12 years of marketing and management experience in manufacturing, with companies such as Siemens Automotive and Freudenberg. Mr. Krause has prior database applications experience in the Internet arena. He also has spent 14 years of his career overseas bringing a unique set of experience for future global expansion. Mr. Krause received a Masters Degree in International Marketing in 1989 from the Export Academy of Baden Wuerttemberg and a Bachelors Degree in Business Management in 1987 from the University of Maryland.

         Mr. Goldberg, age 39, will upon the effective date become a member of the Board of Directors and the Company's Vice President, Corporate Development. Mr. Goldberg is the founder and President of Banyan Capital Markets, LLC, an NASD member Investment Banking firm specializing in Corporate Finance, Mergers and Acquisitions and Strategic Planning. Barry is also President of Banyan Capital Partners, Inc., a principal venture capital and investment-banking firm that provides its partner companies with the value-added resources necessary to maximize their success. Prior to forming Banyan Capital Markets, LLC, Mr. Goldberg was a Director with National Financial Companies LLC, a private merchant-banking firm. His career in financial services includes over 15 years of experience in investment banking, commercial and private banking, asset management, and financial analysis and bank regulation. He began as a Banking Examiner with the State of Connecticut Department of Banking where he managed examinations of state and nationally chartered Banks and Bank Holding Companies. He has held officer level positions with major national banks including Fleet Bank, Bank of America, Chase Manhattan Bank and Northern Trust Bank. During his career, Mr. Goldberg has had direct responsibility for managing the underwriting and asset quality of loan and lease portfolios aggregating over $5 billion. Mr. Goldberg graduated from Lehigh University in 1984 with a B.S. degree in Business and Economics and received his M.B.A. from Babson College in 1990.

         The Company does not have any standing audit, nominating, or compensation committees of the Board, or committees performing similar functions.

NAME CHANGE

         The Company's board of directors and a majority of the stockholders unanimously approved an amendment to our Articles of Incorporation to change our name from Copper Valley Minerals Ltd. to "Dtomi, Inc." The purpose of the name change was to convey more clearly a sense of the Company's business on the Effective Date. A Certificate of Amendment to the Articles of Incorporation was filed with the Nevada Secretary of State on October 25, 2001, a form of which is set forth on Exhibit B.

STOCK DIVIDEND

         The Company's board of directors approved a stock dividend to the Company's stockholders as of the Record Date. No stockholder approval is required under the laws of Nevada to effect a stock dividend. The rate of distribution will be 2 shares of Common Stock of the Company, par value, $0.001 per share, for each share of Common Stock currently owned by the Company's stockholders. The distribution date will be October 31, 2001, on which date the Company's transfer agent, Pacific Stock Transfer of Las Vegas, Nevada, will issue the dividend to the Stockholders of the Company. As of the Record Date there were, and immediately prior to the distribution date there will be, 2,033,000 shares of Common Stock of the Company issued and outstanding. Immediately following the distribution, there will be 6,099,000 shares of Common Stock of the Company issued and outstanding. Stockholders of the Company do not have to take any action to receive their stock dividend.

THE MERGER

         After effect of the stock dividend and pursuant to the Agreement and Plan of Merger, the Merger Sub shall be merged with and into IMG, the separate corporate existence of Merger Sub shall cease and IMG shall continue as the surviving corporation. Each share of Common Stock, $.0001 par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $.0001 par value, of IMG. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall continue to evidence ownership of such shares of capital stock of IMG. Each 2 shares of Common Stock, $.0001 par value per share, of IMG (the "IMG Common Stock") issued and outstanding immediately prior to the Effective Time, will be canceled and extinguished and automatically converted into the right to receive 1 share of Common Stock, $.001 par value, of the Company, upon surrender of the certificate representing such share of the IMG Common Stock.

IMG'S BUSINESS

         IMG, Inc., a Delaware corporation formed in 2000, is a company that gathers and analyzes data into a form that it calls "market intelligence" and sells that market intelligence to companies to grow their businesses and to marketing professionals to maximize sales.

         IMG combines its patent pending tools with a database of over 600,000 US businesses in a searchable data directory format, and 22,000 products broken down by detailed "bills of materials" both readily accessible to IMG. This approach to database applications by "bills of materials" allows IMG to quickly analyze companies by their purchasing habits.

         Customers can put this market intelligence to work immediately through IMG's direct marketing initiatives, which includes permission marketing, telephone sales research, sales surveys, broadcast email, and prospect tracking.

         IMG believes that providing accurate and timely information to businesses people through the Internet represents a large and growing market opportunity, and that Internet usage by business people and the companies for which they work are driving growth in this market. IMG's use of the Internet to facilitate communication with clients is a critical component of the IMG program.

         Additionally, IMG believes that companies and business people are increasingly relying on increasing their productivity and competitiveness by having access to timely and reliable online information about customers, competitors, executives, products, industries, trends, and breaking news.

         IMG intends to focus on three key industries to sell to: manufacturing companies, services companies that sell into manufacturing and companies that do business with the government agencies.

         Manufacturing Companies: Within the manufacturing community, IMG intends to sell its market intelligence to the purchasers, engineers, sales and marketing professionals selling and buying from other manufacturers.

         Services into Manufacturing Companies: Within the services community, IMG intends to sell its market intelligence to those companies selling to the industries such as healthcare, insurance, and biotech firms.

         Companies Selling to Government Agencies: With respect to government agencies, IMG intends to sell it market intelligence to companies that purchase data to identify and win government contracts. Examples are computer hardware manufacturers, local governmental economic development offices, and overseas governments looking for internal markets in the US.

         IMG owns a patent-pending tool that produces data which is then is applied to a database of businesses in the US to form a product report. IMG has completed 1,048 individual product reports.

         IMG's proprietary database in accessible online and contains more than 600,000 companies. The data also includes approximately 900 industries and over 22,000 product categories.

CHANGE IN CONTROL OF THE COMPANY

         Giving effect to the transactions contemplated by the Agreement and Plan of Merger, the Company's current shareholders will own, on a fully diluted basis, approximately 39%, and the current shareholders of IMG shall own approximately 61%, of the issued and outstanding voting securities of the Company. The current shareholders of the Company shall own an aggregate of approximately 6,099,000 shares of Common Stock of the Company and the current shareholders of IMG shall own an aggregate of approximately 9,539,461 shares of Common Stock of the Company.

         All options, warrants or other securities of the IMG convertible into IMG Common Stock, whether authorized and unissued or issued and outstanding, upon issuance and/or conversion, represent approximately 20% of the shares of the Company's Common Stock outstanding on a fully-diluted basis, assuming consummation of the Merger.

SECURITY OWNERSHIP OF MANAGEMENT, DIRECTORS AND PRINCIPAL SHAREHOLDERS BEFORE AND AFTER THE MERGER

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 23, 2001 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

----------------------------------------------------------------------------------------------------------------
                           Name and address                   Number of Shares          Percentage of
Title of class             of beneficial owner                of Common Stock           Common Stock(1)
----------------------------------------------------------------------------------------------------------------
Common Stock               Sarah Dankert                      400,000 Shares            19.7%
                           1460 Elm Street, Ste. 3299
                           Stratford, CT 06615

Common Stock               Michael Schliman                   400,000 Shares            19.7%
                           1460 Elm Street, Ste. 3299
                           Stratford, CT 06615

Common Stock               Zaida Torres                       400,000 Shares            19.7%
                           1460 Elm Street, Ste. 3299
                           Stratford, CT 06615

Common Stock               Directors and Officers             -0-                       0%
                           As a Group (No Persons)
----------------------------------------------------------------------------------------------------------------
(1)      Based on a total of 2,033,000 shares of our common stock issued and outstanding as of October 23, 2001.
----------------------------------------------------------------------------------------------------------------

         The following table sets forth certain information concerning the number of shares of our common stock, options, warrants or other securities, on, on a fully-diluted basis, assuming consummation of the Merger, owned beneficially as of the Effective Date by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

-------------------------------------------------------------------------------------------------------
                           Name and address                   Number of Shares          Percentage of
Title of class             of beneficial owner                of Common Stock           Common Stock(1)
-------------------------------------------------------------------------------------------------------
Common Stock               Sarah Dankert                      1,200,000 Shares          7.7%
                           1460 Elm Street, Ste. 3299
                           Stratford, CT 06615

Common Stock               Michael Schliman                   1,200,000 Shares          7.7%
                           1460 Elm Street, Ste. 3299
                           Stratford, CT 06615

Common Stock               Zaida Torres                       1,200,000 Shares          7.7%
                           1460 Elm Street, Ste. 3299
                           Stratford, CT 06615

Common Stock               Kevin Krause                       554,934 Shares            3.5%
                           (Director and Officer)
                           3515 Savannah Trail
                           Merritt Island, Florida 32953

Common Stock               Barry Goldberg                     187,500 Shares            1.2%
                           (Director and Officer)
                           12403 Rockledge Dr.
                           Boca Raton, Florida 33428

Common Stock               Directors and Officers             -0-                       0%
                           As a Group
-------------------------------------------------------------------------------------------------------
(1)      Based on a total of 15,638,461 shares of our common stock issued and outstanding as of the Effective Date. All options, warrants or other securities of the IMG convertible into IMG Common Stock, whether authorized and unissued or issued and outstanding, upon issuance and/or conversion, represent approximately 20% of the shares of the Company's
         Common Stock outstanding on a fully-diluted basis, assuming consummation of the Merger.
-------------------------------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information as to our highest paid officers and directors for our fiscal year ended April 30, 2001. No other compensation was paid to any such officer or directors other than the cash compensation set forth below. Compensation attributed to J. Stephen Barley was paid to C.H.M. Consulting Inc.

-----------------------------------------------------------------------------------------------------------------
                                                   SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------




                           Annual Compensation                Long-Term Compensation
                           -------------------                -------------------------------------------
                                                              Awards                             Pay-Outs
                                                              ------                             --------

                                                     Other                      Securities                All
                                                     Annual   Restricted        Under-                    Other
Name and                                             Compen-  Stock             lying                     Compen-
Principal                          Salary  Bonus     sation   Award(s)          Options/         LTIP     sation
Position                   Year     ($)     ($)       ($)       ($)             SARs (#)         Payouts    ($)
-----------------------------------------------------------------------------------------------------------------
RICHARD                    2001     -0-      -0-      -0-       -0-             -0-               -0-      -0-
LIBUTTI(1)
President, Secretary,
Treasurer and Director


J. STEPHEN                 2001     $9,000   -0-      -0-       -0-             -0-               -0-      -0-
BARLEY2),(3)               2000     $9,000   -0-      -0-       -0-             -0-               -0-      -0-
President and              1999     -0-      -0-      -0-       -0-             -0-               -0-      -0-
Director


GEOFFREY                   2001     -0-      -0-      -0-       -0-             -0-               -0-      -0-
GOODALL(4)                 2000     -0-      -0-      -0-       -0-             -0-               -0-      -0-
Director                   1999     -0-      -0-      -0-       -0-             -0-               -0-      -0-

-----------------------------------------------------------------------------------------------------------------

Notes:

(1) Mr. Libutti was appointed as a director and President, Secretary and Treasurer on October 22, 2001.

(2) Mr. Barley was appointed as a director on June 11, 1998. Mr. Barley was appointed as President, Secretary and Treasurer on June 11, 1998. Mr. Barley resigned as a director and President, Secretary and Treasurer on October 22, 2001.

(3) The Company paid compensation to Mr. Barley in the amount of $750 per month to C.H.M. Consulting Inc. in consideration for the services of Mr. Barley and office administration services.

(4) Mr. Goodall was appointed as one of our directors on August 12, 1999. Mr. Goodall resigned as a director on September 20, 2001.

1.1  Stock Option Grants

The following table sets forth information with respect to stock options granted to each of our directors and officers during our most recent fiscal year ended April 30, 2001:

--------------------------------------------------------------------------------------------------------------
                                    Common Shares    % of Total
                                    under            Options/SARs
                                    Options/SARs     Granted to           Exercise or Base
                                    Granted          Employees in         Price
Name                                #                Financial Year       ($/Common Share)     Expiration Date
--------------------------------------------------------------------------------------------------------------
RICHARD                               -0-               N/A                  N/A                     N/A
LIBUTTI
President, Secretary,
Treasurer and Director

J. STEPHEN BARLEY                     -0-               N/A                  N/A                     N/A
President, Secretary
Treasurer and Director

GEOFFREY GOODALL                      -0-               N/A                  N/A                     N/A
Director
--------------------------------------------------------------------------------------------------------------

Exercises of Stock Options and Year-End Option Values

The following is a summary of the share purchase options exercised by our officers, directors and employees during the financial year ended April 30, 2001:

-------------------------------------------------------------------------------------------------------------------------
                           AGGREGATED OPTION/SAR EXERCISES DURING THE LAST
                      FINANCIAL YEAR END AND FINANCIAL YEAR-END OPTION/SAR VALUES
-------------------------------------------------------------------------------------------------------------------------
                                                                                                     Value of Unexercised
                                  Common Shares                             Unexercised Options      in-the-Money
                                  Acquired on         Aggregate             at Financial             Options/SARs at
                                  Exercise            Value Realized        Year-End (#)             Financial Year-End
Name                              (#)                 ($)                   ($)
-------------------------------------------------------------------------------------------------------------------------
RICHARD                               -0-               N/A                        N/A                      N/A
LIBUTTI
President, Secretary,
Treasurer and Director

J. STEPHEN BARLEY                     -0-               N/A                        NIL                      N/A
President, Secretary
Treasurer and Director


GEOFFREY GOODALL                      -0-               N/A                        NIL                      N/A
Director

Outstanding Stock Options

We have not granted any stock options and do not have any outstanding stock options. Accordingly, our officers and directors do not hold any options to purchase shares of our common stock.

1.2 Compensation Of Directors

Our directors do not receive cash compensation for their services as directors or members of committees of the board.

CREATION OF BLANK CHECK PREFERRED STOCK

         On October 22, 2001, our board of directors unanimously approved an amendment to our Articles of Incorporation to create 25,000,000 shares of a new class of stock entitled "blank check preferred stock", $.001 par value. The amendment creates a provision in our Articles of Incorporation, which allows the actual terms of the blank check preferred stock to be filled in by the Board of Directors later, at the time of issuance. No dividend, voting, conversion, liquidation or redemptions rights as well as redemption or sinking fund provisions are yet established with respect to our blank check preferred stock.

         The board of directors and the holders of a majority of our outstanding shares of common stock believe that the availability of authorized but unissued shares of blank check preferred stock will provide us with the flexibility to issue such securities for a variety of corporate purposes, such as, to make acquisitions through the use of stock, to raise equity capital, to adopt employee benefit plans or to reserve additional shares for issuance under such plans and under plans of acquired companies. The board of directors believes that the creation of blank check preferred stock would facilitate our ability to accomplish these business and financial objectives in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by our Articles of Incorporation, applicable law or the rules of any stock exchange or national securities association trading system on which the our securities may then be listed. Other than as permitted or required under our future employee benefit plans, and in connection with the Merger, the board of directors has no immediate plans, understandings, agreement or commitments to issue blank check preferred stock for any purposes.

         Under our Articles of Incorporation, our shareholders stockholders do not have preemptive rights with respect to issuance of common stock. Thus, should the board of directors elect to issue additional shares of common stock, existing shareholders would not have any preferential rights to purchase such shares. If the board of directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, book value per share voting power and shareholdings of current stockholders.

ADOPTION OF COMPANY 2001 STOCK OPTION PLAN AND ADOPTION OF IMG 2000 STOCK OPTION PLAN

General.

         The Board of Directors and Majority Stockholders have adopted and approved a Company 2001 Stock Option Plan and the IMG 2000 Stock Option Plan (both, the "Plan"), both of which have identical principal terms. The purpose of the Plan is to enable the Company to offer its officers, directors, employees, consultants and advisors to receive performance-based incentives and other equity interests in the Company, thereby attracting, retaining, and rewarding such personnel. The Company believes that increased share ownership by such persons more closely aligns stockholder and employee interests by encouraging a greater focus on the profitability of the Company. There is reserved for issuance under the Plan an aggregate of 2,000,000 shares of Common Stock. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options.

Administration.

         The Plan will be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Administrator"). The Administrator, subject to the terms and conditions of the Plan, has authority to: (i) select the persons to whom options and Stock Rights are to be granted; (ii) determine the number of shares of Common Stock to be covered by each option and Stock Right granted; (iii) approve forms of option agreements for use under the Plan;
(iv) determine the terms and conditions of any option or Stock Right; (v) reduce the exercise price of any option or Stock Right if the fair market value of the Common Stock covered by such option or Stock Right has declined since the date the option or Stock Right was granted; (vi) institute an option exchange program; (vii) interpret the Plan and awards granted under the Plan; (vii) prescribe, amend and rescind rules and regulations relating to the Plan or sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (viii) modify or amend each option or Stock Right issued; (ix) slow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued on exercise of an option or Stock Right that number of shares having a fair market value equal to the amount required to be withheld; (x) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or Stock Right previously granted by the Administrator; and (xi) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

         All decisions, interpretations and other actions of the Administrator are final and binding on all holders of options and Stock Rights.

Eligibility; Limitations of Options.

         Non-statutory stock options and Stock Rights may be granted under the Plan to employees, directors and consultants of the Company or any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company.

Terms and Conditions of Options.

         Options granted under the Plan are subject to additional terms and conditions under the individual option agreement. These terms and conditions include:

         (i) Exercise Price. The Administrator will determine the exercise price of options granted at the time of grant. The exercise of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a non-statutory stock option may be determined by the Administrator, provided however, the exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the Common Stock on the date of grant.

         (ii) Exercise of Option. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option.

         (iii) Form of Consideration. The means of payment for shares issued on exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

         (iv) Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

         (v) Termination of Employment. If an optionee's employment, directorship or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or stock option agreement or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

         (vi) Permanent Disability; Death. If an optionee's employment, directorship or consulting relationship terminates as a result of permanent and total disability (as defined in the Code) or death, then all options held by such optionee under the Plan will generally expire on the earlier of (i) twelve months from the date of termination of optionee's employment or (ii) the expiration date of the option. The optionee or, if applicable, the executor or other legal representative of the optionee's estate may exercise all or part of the optionee's option at any time before such expiration to the extent that the option was exercisable at the time of termination of employment.

         (vii) Non-transferability of Options. Options granted under the Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         (viii) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess portion of such option will be treated as a non-statutory stock option.

         (ix) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

         (x) Stock Rights. A Stock Right may award the recipient Common Stock or may give the recipient the right to purchase Common Stock. Shares received or purchased pursuant to a Stock Right will be subject to a restricted stock agreement between the Company and the recipient. Unless the Administrator determines otherwise, the restricted stock agreement will give the Company a reacquisition option exercisable on the voluntary or involuntary termination of the recipient's employment or consulting relationship with the Company for any reason (including death and disability). The acquisition price for any shares reacquired by the Company will be the original price paid by the recipient, if any. The reacquisition option lapses at a rate determined by the Administrator. A Stock Right and the stock acquired (while restricted) is generally nontransferable other than by will or the laws of descent and distribution.

Adjustments of Options on Changes in Capitalization.

         In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar changes in the capital structure of the Company affected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or Stock Right outstanding under the Plan, and the exercise price of any such award. In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee will fully vest in and have the right to exercise the optionee's option or Stock Right as to all of the optioned stock, and shall release all restrictions on any restricted stock prior to the consummation of the liquidation or dissolution. In the event of a merger, sale or share exchange of the Company into another corporation that results in a change of control of the Company, options that would have become vested within 18 months after the closing date of the merger transaction will accelerate and become fully vested on the closing of the transaction. In the event of a change of control transaction, any other outstanding options that are not accelerated would be assumed by the successor company or an equivalent option would be substituted by the successor company. If any of these options are not assumed or substituted, they would terminate.

Amendment and Termination of the Plan.

         The Administrator may amend, alter, suspend or terminate the Plan, or any part of the Plan, at any time and for any reason. No such action by the Board or stockholders may alter or impair any option or Stock Right previously granted under the Plan without the written consent of the optionee/recipient. Unless terminated earlier, the Plan will terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

Federal Income Tax Consequences of Options.

         Incentive Stock Options. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or on its exercise, although the exercise may subject the optionee to the alternative minimum tax. On a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of:
(i) the fair market value of the shares at the date of the option exercise, or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income on such a premature disposition may apply if the optionee is an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         Non-statutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. On exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. On a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

         The foregoing is only a summary of the effect of federal income taxation on optionees and the Company with respect to the grant and exercise of options, and on recipients of Stock Rights, under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except as set forth below, none of our directors or officers, nor any proposed nominee for election as one of our directors, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares, nor any of our promoters, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the date of our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

         The Company has certain working relationships and/or understandings with Banyan Capital Partners, Inc, Banyan Capital Partners, LLC, and/or Banyan Financial Services, entities in which Barry Goldberg, a director and an officer of the Company, has ownership or management interests.

RIGHTS OF DISSENTING SHAREHOLDERS

         Any Company stockholder is entitled to be paid the fair value of its shares in accordance with Section 92A.300 to 92A.500 of the NRS if the stockholder dissents to the Merger.

         Because the Merger will be approved by the required vote of the Company's stockholders effective twenty days from the mailing of this Information Statement, each holder of shares of the Company Common Stock who asserts dissenters' rights and who follows the procedures set forth in Chapter 92A of NRS, will be entitled to have his or her shares of the Company Common Stock purchased by the Company for cash at their fair market value. The fair market value of shares of the Company Common Stock will be determined as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation in consequence of the Merger.

         A holder who wishes to exercise dissenters' rights should deliver his or her written demand to the Company's transfer agent, Pacific Stock Transfer Company, 500 East Warm Street, Las Vegas, Nevada 89119, ON OR BEFORE 10:00 A.M. PACIFIC DAYLIGHT TIME ON November 26, 2001. Any stockholder who does not follow the foregoing is not entitled to payment for his shares under NRS.

         In accordance with the regulations promulgated under the Exchange Act, the authorization of the Merger will not become effective until twenty days after the Company has mailed this Information Statement to the stockholders of the Company. Therefore, within ten days of the effective date of such approval, the Company must mail a written dissenter's notice of such approval (the "Dissenter's Notice") to all stockholders who asserted their dissenters' rights against the Merger, and must (a) state where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited; (b) inform holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received; (c) supply a form for demanding payment; (d) set a date, not less than 30 nor more than 60 days after date notice is mailed, by which the Company must receive the demand for payment; and (e) send a full copy of NRS Sections 92A.300 through 92A.500.

         A stockholder of the Company wishing to exercise dissenters' rights must (a) demand payment; (b) certify whether he acquired beneficial ownership of the shares before October 22, 2001; and (c) deposit his certificates, if any, in accordance with the terms of the Dissenter's Notice.

         Within 30 days after receipt of a demand for payment, the Company shall pay each dissenter who complied with the requirements set forth in the Dissenter's Notice the amount it estimates to be the fair value of the stockholder's shares, plus accrued interest (computed from the effective date of the action until the date of payment). Payment must be accompanied by the Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any, along with statement of the Company's estimate of the fair value of the shares, an explanation how the interest was calculated, a statement of the dissenter's rights to demand payment under NRS Section 92A.480 and a copy of NRS Sections 92A.300 through 92A.500.

         Pursuant to NRS Section 92A.470, the Company may withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set in the dissenter's notice. If the Company withholds payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The offer shall contain a statement of its estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters' rights pursuant to NRS Section 92A.480.

         A dissenter may notify the Company in writing of his estimate of the fair value of the shares and the amount of interest due and demand payment of his estimate, less any payment made pursuant to NRS Section 92A.460, or reject the offer made pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due. A dissenter waives his right to demand payment unless he makes his demand in writing within 30 days after the Company has made or offered payment for his shares.

         If any demand for payment remains unsettled, the Company shall commence a proceeding within 60 days of the dissenter's demand with the district court in the County of Washoe, State of Nevada (location of registered office), petitioning the court to determine the fair value of the shares and accrued interest. All dissenters whose demands remain unsettled, whether or not residents of Nevada, shall be made parties to the court action and shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. If the Company does not so petition the court within this 60-day period, it shall pay all unsettled demands. Each dissenter who is party to the proceeding is entitled to a judgment
(a) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the Company; or (b) for the fair value, plus accrued interest, of his after- acquired shares for which the Company elected to withhold payment pursuant to NRS Section 92A.470. The court shall assess costs pursuant to NRS Section 92A.500.

         The foregoing summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting stockholder who seeks payment of the fair value of his shares of the Company Common Stock. NRS establishes the procedures to be followed and failure to do so may result in the loss of all dissenters' rights. Accordingly, each stockholder who might desire to exercise dissenters' rights should carefully consider and comply with the provisions of these sections, the full text of which is set out in Exhibit E to this Information Statement and consult his legal advisor.

THE COMPANY HAS RESERVED THE RIGHT TO ABANDON THE MERGER IF IT DECIDES THAT THE NUMBER OF STOCKHOLDERS EXERCISING DISSENTERS' RIGHTS EXCEEDS AN AMOUNT IT DEEMS ACCEPTABLE IN ITS SOLE AND ABSOLUTE DISCRETION.

         The discussion contained herein is qualified in its entirety by and should be read in conjunction with the form of the Agreement and Plan of Merger and the Certificate of Incorporation.

         COMMUNICATIONS WITH RESPECT TO DISSENTERS' RIGHTS SHOULD BE ADDRESSED TO THE COMPANY'S Transfer Agent, Pacific Stock Transfer Company, 500 East Warm Street, Las Vegas, Nevada 89119

         Upon filing a notice of election to dissent a dissenting shareholder will cease to have any of the rights of a shareholder except the right to be paid the fair value of his Company Stock pursuant to the NRS. If a shareholder loses his dissenters' rights, either by withdrawal of his demand, abandonment of the Merger by the Company or otherwise, he will not have the right to receive a cash payment for his Company Stock and will be reinstated to all of his rights as a shareholder as they existed at the time of the filing of his demand.

THE PROVISIONS OF NRS SECTIONS 92A.300 TO 92A.500 ARE TECHNICAL AND COMPLEX. IT IS SUGGESTED THAT ANY SHAREHOLDER WHO DESIRES TO EXERCISE RIGHTS TO DISSENT CONSULT LEGAL COUNSEL, AS FAILURE TO COMPLY STRICTLY WITH SUCH PROVISIONS MAY LEAD TO A LOSS OF DISSENTERS' RIGHTS.

REQUIRED CORPORATE ACTION

         Pursuant to Section 78.320 of the Nevada General Corporation Law, a majority of the outstanding shares of common stock is required to amend our Articles of Incorporation. The holders of a majority of the outstanding shares of our common stock desired to proceed in each instance without a meeting of a shareholders to (i) eliminate the costs and management time required to hold a special meeting of shareholders and (ii) effect the proposed amendments as soon as possible and thereafter accomplish the purposes of the proposed amendments in a timely manner.

NO NOTICE REQUIREMENT UNDER NEVADA LAW

         All corporate action necessary under applicable Nevada law to approve the amendments to our Articles of Incorporation have been taken. The Nevada General Corporation Law does not require that any notice of the taking of corporate action without a meeting of shareholders to those shareholders who have not consented in writing to such action.

NO INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS

         No director, executive officer or associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendments to our Articles of Incorporation.

         Except as otherwise noted, it is believed by us that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to the Merger or any amendment to the Company's Articles of Incorporation as contemplated herein or in any action otherwise covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons also are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended April 30, 2001 and during the current fiscal year, all filing requirements applicable to our officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were met.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company (File No. 000-27277) are incorporated by reference in this information statement:

1. Copper Valley Minerals Ltd.'s Annual Report on Form 10-K for the year ended April 30, 2001;

2. Copper Valley Minerals Ltd.'s Quarterly Report on Form 10-Q for the quarter ended July 31, 2001;

3. Copper Valley Minerals Ltd.'s Quarterly Report on Form 10-Q for the quarter ended January 31, 2001; and

4. Copper Valley Minerals Ltd.'s Quarterly Report on Form 10-Q for the quarter ended October 31, 2000.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), or 14 of the Securities Exchange Act of 1934, as amended, subsequent to the date of this information statement and prior to the consummation of the Merger shall be deemed to be incorporated by reference into this information statement and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this information statement.

         The Company hereby undertakes to provide without charge to each person to whom this information statement has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this information statement incorporates). Written or telephone requests should be directed to Investor Relations, Dtomi, Inc. 285B Lake View Blvd., Cocoa, Florida 32926, telephone number (800) 285-7772. The Company's Annual Report (Form 10-K) and Quarterly Reports (Form 10-Q) incorporated by reference in this information statement can be view at the Securities and Exchange Commission's website (www.sec.gov).

FINANCIAL STATEMENTS

         The following are management-prepared, unaudited financial statements of IMG for the year ended December 31, 2000 and for the nine months ended September 30, 2001 with accompanying footnotes. In connection with providing historical and proforma financial information for Dtomi, the following documents filed with the Commission are incorporated by reference herein:


1. Copper Valley Mineral Ltd.'s Annual Report on Form 10-K for the year ended April 30, 2001;

2. Copper Valley Mineral Ltd.'s Quarterly Report on Form 10-Q for the quarter ended July 31, 2001;

3. Copper Valley Mineral Ltd.'s Quarterly Report on Form 10-Q for the quarter ended January 31, 2001; and

4. Copper Valley Mineral Ltd.'s Quarterly Report on Form 10-Q for the quarter ended October 31, 2000.

         International Manufacturers Gateway, Inc. was incorporated on September 13, 2000 and has a fiscal year end of December 31. Accordingly, the financial statement furnished herein cover the following periods:


1. Year Ended December 31, 2000

2. Nine Months Ended September 30, 2001

                    International Manufacturers Gateway, Inc.
                                  Balance Sheet
                    For the Year Ended December 31, 2000 and
                  For the Nine Months Ended September 30, 2001

                                                                                       12/31/00        09/30/01
                                                                                      ----------     -----------
                                              ASSETS
                                              ------
                                              Current
                                              -------
Cash & cash equivalents                                                               $    10,024    $        --
Accounts receivable                                                                         4,060            593
                                                                                      -----------    -----------

     Total Current Assets                                                                  14,083            593

Property, plant & equipment, net of accumulated depreciation of $4,229 as of              503,295        427,166
  December 31, 2000 and $80,358 as of September 30, 2001

Other assets                                                                               56,633        343,293
                                                                                      -----------    -----------
                                           TOTAL ASSETS                                   574,011        771,052
                                                                                      ===========    ===========


                                            LIABILITIES
                                            -----------
                                              Current
                                              -------
Accounts payable                                                                          540,861        695,757
Accrued interest payable                                                                    2,408         20,658
Notes payable, current portion                                                            103,000        440,999
Other current liabilities                                                                      10             10
                                                                                      -----------    -----------
     Total Current Liabilities                                                            646,279      1,157,423

Notes Payable                                                                                  --             --

                                                                                      -----------    -----------
                                         TOTAL LIABILITIES                                646,279      1,157,423

                                  STOCKHOLDERS' EQUITY/(DEFICIT)
                                  ------------------------------

Preferred stock (60,000,000 shares authorized; of which 8,000,000 shares "Series A"
  authorized; $0.0001 par value; 4,303,050 shares of "Series A" issued and outstanding as of December 31, 2000 and 5,309,261 shares of
  "Series A" issued and outstanding as of September 30, 2001)                                 430            531
Common stock (140,000,000 shares authorized; $0.001 par value; 943,908 shares issued and outstanding as of December 31, 2000 and 10,855,450
  shares issued and outstanding as of September 30, 2001)                                     944         10,855
Additional paid-in-capital                                                                357,305        592,236
Retained earnings                                                                        (430,947)      (989,993)
                                                                                      -----------    -----------
                               TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)                       (72,268)      (386,371)

                                                                                      -----------    -----------
                        TOTAL LIABILITIES & STOCKHOLDERS' EQUITY/(DEFICIT)            $   574,011    $   771,052
                                                                                      ===========    ===========

                    International Manufacturers Gateway, Inc.
                                Income Statement
                    For the Year Ended December 31, 2000 and
                  For the Nine Months Ended September 30, 2001

                                                                       12/31/00                   09/30/01
                                                           -----------------------------------------------
Sales                                                       $                 -           $         10,247

Cost of goods sold                                                            -                    208,840

                                                           -----------------------------------------------
Gross profit                                                                  -                   (198,593)

Selling expenses                                                              -                    163,808
General & administrative expenses                                       154,009                    579,764
                                                           -----------------------------------------------
Income/(Loss) from operations                                          (154,009)                  (942,165)

Other income                                                                  -                    215,805
Provision for income tax benefit                                         55,463                    265,706
Interest expense                                                          5,753                     22,264
Amortization expense                                                          -                          -
Depreciation expense                                                      4,229                     76,129
                                                           -----------------------------------------------
Net income/(loss)                                           $          (108,528)          $      (559,046)
                                                           ===============================================

                    International Manufacturers Gateway, Inc.
             Statement of Changes in Stockholders' Equity/(Deficit)
                    For the Year Ended December 31, 2000 and
                  For the Nine Months Ended September 30, 2001

                                               Common Stock      Preferred Stock
                                          ------------------------------------------- Paid-in-Capital  Accumulated
                                            Shares    Amount    Shares      Amount        Amount         Deficit        Total
--------------------------------------------------------------------------------------------------------------------------------
Issuance of 943,908 shares, 12/31/2000       943,908  $    944                          $    942,964                 $   943,908

Issuance of 3,958,210 shares (Series A),                                                                             $ 3,958,210
12/31/2000                                                      3,958,210     $  396    $  3,957,814


Asset purchase discount, 12/14/2000                                                     $ (4,888,279)                $(4,888,279)

Asset purchase discount, 12/14/2000                                                                     $ (322,419)  $  (322,419)

Issuance of 344,840 shares (Series A),
11/24/2000                                                        344,840    $    34    $    344,806                 $   344,840


Net Loss                                                                                                $ (108,528)  $  (108,528)
--------------------------------------------------------------------------------------------------------------------------------

Balance at 12/31/2000                        943,908  $    944  4,303,050    $  430     $    357,305    $ (430,947)  $   (72,268)
--------------------------------------------------------------------------------------------------------------------------------


Issuance of 9,911,545 shares, 9/30/2001    9,911,545  $  9,911                          $          -                 $     9,911

Issuance of 1,006,211 shares (Series A ),
9/30/2001                                                       1,006,211    $  101     $    511,126                 $   511,227

Debt to Capital Stock conversion
adjustments, 9/30/2001                                                                  $   (276,194)                $  (276,194)


Net Loss                                                                                                $ (559,046)  $  (559,046)
--------------------------------------------------------------------------------------------------------------------------------

Balance at 9/30/2001                      10,855,453  $ 10,855  5,309,261    $  531     $   (527,236)   $ (989,993)  $  (386,371)
================================================================================================================================

                    International Manufacturers Gateway, Inc.
                             Statement of Cash Flows
                    For the Year Ended December 31, 2000 and
                  For the Nine Months Ended September 30, 2001

                                                                                 12/31/00     09/30/01
                                                                                ---------    ---------
Net income/(loss)                                                               $(108,528)   $(559,046)

Adjustments to reconcile net income/(loss) to net cash provided by/(used in):
                       Cash flows from operating activities:
                       -------------------------------------
Amortization                                                                           --           --
Depreciation                                                                        4,229       76,129
Net (increase)/decrease in accounts receivable                                     (4,060)       3,467
Net (increase)/decrease in other assets                                           (56,633)    (286,660)
Net increase/(decrease) in accounts payable                                       540,861      154,895
Net increase/(decrease) in accrued interest payable                                 2,408       18,250
Net increase/(decrease) in other current liabilities payable                           10           --
                                                                                ----------------------

                 Net cash flows provided by/(used in) operating activities        486,816      (33,920)

                       Cash flows from investing activities:
                       -------------------------------------

Net (increase)/decrease in property, plant & equipment                           (507,524)          (0)
                                                                                ----------------------

                 Net cash flows provided by/(used in) investing activities       (507,524)          (0)

                       Cash flows from financing activities:
                       -------------------------------------
Net increase/(decrease) in notes payable, current portion                         103,000      337,999
Net increase/(decrease) in notes payable                                               --           --
Net increase/(decrease) in asset purchase discount                               (322,419)          --
Net increase/(decrease) in common stock                                               944        9,911
Net increase/(decrease) in preferred stock                                            430          101
Net increase/(decrease) in additional paid-in-capital                             357,305      234,932
                                                                                ----------------------
                 Net cash flows provided by/(used in) financing activities        139,260      582,942

Net increase/(decrease) in cash                                                    10,024      (10,024)

Cash at beginning of period                                                            --       10,024
                                                                                ----------------------

Cash at end of period                                                           $  10,024    $       0
                                                                                ======================

                    International Manufacturers Gateway, Inc.
                     Notes to Unaudited Financial Statements


Note 1.           Summary of Significant Accounting Policies

                  Organization

                  International Manufacturers Gateway, Inc. (IMG or the Company), a Delaware "C Corporation" qualified to conduct business in the state of Florida and headquartered in Cocoa, Florida, was incorporated on September 13, 2000. On December 14, 2000 the Company, under the "Asset Purchase Agreement" dated October 17, 2000, acquired the assets of American Manufacturers.com, Inc. Pursuant to generally accepted accounting principles ("GAAP"), the accompanying financial statements reflect this business combination under the "Purchase Method" of accounting. This transaction is intended to qualify as a re-organization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Under the terms and conditions of the "Asset Purchase Agreement", the Company acquired all of the assets and assumed certain liabilities of American Manufacturers.com, Inc. for a purchase price of approximately $5,041,832. American Manufacturers.com, Inc received $10 in cash consideration. The Company cancelled loans and advances due from American Manufacturers.com totaling $152,207 and its shareholders were issued approximately 943,905 shares of the Company's Common Stock and 3,945,710 of the Company's Series A Preferred Stock. Following the closing of the transaction, the Company will relocate to American Manufacturers.com's main office in Cocoa, Florida.

                  Business Activity

                  IMG is a privately held technology company that utilizes its proprietary database algorithms to compile and sell corporate intelligence and marketing information. The Company's current database provides solutions to its customers throughout the United States.

                  Financial Statement Presentation

                  The financial statements have been prepared on the basis of accounting principles generally accepted in the United States.

                  Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses for the periods presented. Actual results could differ from those estimates.

                  Cash

                  From time to time, the Company maintains account balances in financial institutions in excess of federally insured limits.

                  Property and Equipment

                  Property and equipment is recorded at cost. Expenditures for major improvements and additions are charged to the asset accounts while replacement, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.

                  Depreciation and Amortization

                  Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets ranging from 5 to 7 years.

                  Income Taxes

                  The Company, under the Internal Revenue Code, is taxed as a C Corporation. In accordance with generally accepted accounting principals a federal income tax provision or benefit has been included in the financial statements.

Note 2.           Accounts Receivable

                  The Company is currently in the process of having its financial statements audited by an independent certified public accounting firm. Accounts receivable amounts reflected within the financial statements for the nine months ended September 30, 2001 and the year ended December 31, 2000 are in such amounts due as not to provide any provision for doubtful accounts.

Note 3.           Property, Plant and Equipment

                  Property and equipment consists of the following at December 31, 2000 and September 30, 2001:

----------------------------------------------------------------------------------------------------------
                                                                         2000                      2001
----------------------------------------------------------------------------------------------------------
                  Computer equipment                                 $    319,659             $    319,659
                  Telephone and office equipment                           42,263                   42,263
                  Furniture and fixtures                                  112,493                  112,493
                  Leasehold improvements                                   33,109                   33,109
----------------------------------------------------------------------------------------------------------
                  Less: accumulated depreciation and
                           amortization                                     4,229                   80,358
----------------------------------------------------------------------------------------------------------
                  Property, Plant & Equipment, net                   $    503,295             $    427,166
----------------------------------------------------------------------------------------------------------

                  Depreciation and amortization expense amounted to $4,229 and $76,129 for the year ended December 31, 2000 and the nine months ended September 30, 2001 and, respectively.

Note 4.           Notes Payable and Long-Term Debt

                  The following summarizes long-term debt as of December 31, 2000 and as of September 30, 2001:

-----------------------------------------------------------------------------------------------------------
                                                                                    2000            2001
-----------------------------------------------------------------------------------------------------------
                  Note payable, 10%, due on demand                             $   103,000     $   440,999
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                  Total Notes Payable and Long-Term Debt                           103,000         440,999
                  Current Portion of Long-Term Debt                                103,000         440,999
-----------------------------------------------------------------------------------------------------------
                  Long-Term Debt                                               $         -     $         -
-----------------------------------------------------------------------------------------------------------

Note 5.           Related Party Transactions

                  The Company has received various loans from various stockholders with principle balances due as of December 31, 2000 and as of September 30, 2001 totaling $33,000 and $242,637, respectively. These shareholder loans are unsecured notes that are payable upon demand and related interest rates of 10% per annum. As of December 31, 2000 and as of September 30, 2001 accrued interest payable related to these notes totaled $219 and $8,168, respectively. These notes may be converted into Company equity at a mutually agreed upon valuation and at the sole option of the shareholders (i.e., the creditors).

Note 6.           Commitments

                  Operating Lease

                  The Company leases approximately 4,000 square feet of office space located at 285B Lakeview Boulevard in Cocoa, Florida under a non-cancelable net commercial real estate lease with terms expiring in 2003. Office space rental lease expenses approximated $7,500 and $22,500 for the year ended December 31, 2000 and for the nine months ended September 30, 2001, respectively.

                  At September 30, 2001 future minimum lease payments for all operating leases, with lease terms in excess of one year are approximately:

                                    Third                Related
                                    Party                Party
                                    Leases               Sublease                    Total
--------------------------------------------------------------------------------------------
                  2001     $         7,500           $           -           $        7,500
                  2002              30,000                       -                   30,000
                  2003              22,500                       -                   22,500
--------------------------------------------------------------------------------------------
                           $        60,000           $           -           $       60,000
--------------------------------------------------------------------------------------------

Note 7.           Subsequent Events

                  The Company has received various loans from various stockholders as previously discussed in Note 5. The Company has received notification from these shareholders of their intent to convert said loans into Company equity at a mutually agreed upon valuation.

                  Certain outside professional vendors of the Company have agreed to accept equity in lieu of cash payments in exchange for their professional services rendered. These outside professional vendors have provided legal, investment banking, consulting, and management services to the Company, as deemed appropriate and necessary by the Company's Board of Directors and Management. The amount of the Company's accounts payable that has been satisfied as discussed above totaling approximately $176,618.

                  To date, although the Company recently began to derive revenue from sales it continues to receive infusions of funding in the form of related-party and third-party debt to meet certain ongoing operational cash flow requirements.

                  On October 24, 2001, the Company entered into an "Agreement and Plan of Merger" with Copper Valley Minerals Ltd. (OTC Bulletin Board Ticker Symbol: "CVMN"), a Nevada corporation ("Parent") and Dtomi Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Parent ("Merger Sub"). Under the terms and conditions of the "Agreement and Plan of Merger", Copper Valley Minerals Ltd will acquire the Company. As currently contemplated, at the closing, the shareholders of the Company would be issued approximately 9,473,794 shares of Copper Valley common stock, so that they would own approximately 61% of Copper Valley's issued and outstanding shares calculated on a post-closing basis. Following the closing of the transaction, Copper Valley intends to change its name to Dtomi, Inc. and the company will relocate to International Manufacturers Gateway, Inc.'s main office in Cocoa, Florida.

                  The merger will become effective upon the filing of Articles of Merger with the Nevada Secretary of State, which may be filed no earlier than 20 calendar days from the October 24, 2001.

         This transaction is intended to qualify as a re-organization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and as a reverse triangular merger under Code Section 368(a)(1)(A) and
Section 368(a)(2)(E).

                                   Dtomi, Inc.
                             Proforma Balance Sheet
                             As of November 13, 2001

                                             ASSETS
                                             ------
Cash & cash equivalents                                                                          $          565
Accounts receivable                                                                                         593
                                                                                                ---------------
     Total Current Assets                                                                                 1,158
Property, plant & equipment, net of accumulated depreciation of $0                                      427,166
Other assets                                                                                              1,420
                                                                                                ---------------
                                          TOTAL ASSETS                                                  429,744
                                                                                                ===============


                                          LIABILITIES
                                          -----------
Accounts payable                                                                                        499,047
Accrued interest payable                                                                                 13,366
Notes payable, current portion                                                                          255,554
Other current liabilities                                                                                    10
                                                                                                ---------------
     Total Current Liabilities                                                                          767,978
Notes Payable                                                                                                 -
                                                                                                ---------------
                                       TOTAL LIABILITIES                                                767,978

                                 STOCKHOLDERS' EQUITY/(DEFICIT)
                                 ------------------------------
Preferred stock (25,000,000 shares authorized; $0.001 par value 0 shares issued
  and outstanding)                                                                                            -
Common stock (100,000,000 shares authorized; $0.001 par value; 15,572,794 shares
  issued and outstanding)                                                                                15,573
Additional paid-in-capital                                                                              485,393
Retained earnings                                                                                      (835,134)
Dividend Distributions                                                                                   (4,066)
                                                                                                ---------------
                              TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)                                     (338,234)

                                                                                                ---------------
                       TOTAL LIABILITIES & STOCKHOLDERS' EQUITY/(DEFICIT)                        $      429,744
                                                                                                ===============

                             Net Book Value per Share Calculation:                                     Shares
                             -------------------------------------                                     ------
                                                                                    Common Stock     15,572,794
                                                                                 Preferred Stock              -
                                                                    Stock Option Shares - Common      1,286,190
                                                                                                ---------------
                                                             Total shares Issued and Outstanding     16,858,984

                                                                                      Net Equity $     (338,234)
                                                 Book Value per Share - on a Fully Diluted Basis $        (0.02)
                                                                         Cash Dividends Declared $            -
                                              Income/(Loss) per Share from Continuing Operations            N/A

             Dtomi, Inc. & International Manufacturers Gateway Inc.
                Schedule of Historical & Proforma Per Share Data
                             As of November 13, 2001


---------------------------------------------------------------------------------------------------------------------------------
                     Descriptive                           Dtomi, Inc. (Acquirer)                   International Manufacturers
                                                                                                           Gateway, Inc.
                                                  ------------------------------------------ ------------------------------------
                                                       Historical             Proforma            Historical          Proforma
                                                     as of 07/31/01        as of 11/13/01       as of 09/30/01     as of 11/13/01
-------------------------------------------------------------------------------------------- ------------------------------------
   Book Value per Share - on a Fully Diluted Basis    $    (0.02)       $     (0.02)           $    (0.03)        $     (0.02)

-------------------------------------------------------------------------------------------- ------------------------------------

-------------------------------------------------------------------------------------------- ------------------------------------
               Cash Dividends Declared                $        -        $                      $        -         $         -

-------------------------------------------------------------------------------------------- ------------------------------------

       Income/(Loss) per Share from Continuing
                      Operations                      $    (0.01)       $     (0.01)           $    (0.03)        $     (0.01)
-------------------------------------------------------------------------------------------- ------------------------------------

   Dtomi Net Loss Cumulative                         ($94,794.00)
   -------------------------

   IMG fully diluted shares as of 09/30/01:            9,473,794
   ----------------------------------------
                                                      (1,085,656)     Debt converted to equity
                                                       2,572,380      Stock Options granted
                                                      10,960,518      Total Shares Fully Diluted

                                  EXHIBIT INDEX

A.  FORM OF AGREEMENT AND PLAN OF MERGER*

B.  FORM OF NEVADA CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION*

C.  FORM OF DTOMI, INC. 2001 STOCK OPTION PLAN*

D.  FORM OF INTERNATIONAL MANUFACTURERS GATEWAY, INC. 2000 STOCK OPTION  PLAN*

E.  NEVADA STATUTES REGARDING RIGHTS OF DISSENTING OWNERS*

* Incorporated by reference to the registrant's Schedule 14C filed on October 24, 2001 (file no. 000-27277)